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                                                Filed Pursuant to Rule 424(b)(3)
                                            Registration Statement No. 333-63082
      Prospectus Addendum to the Prospectus Supplement dated June 25, 2001 and the Prospectus dated June 25, 2001.

                         THE GOLDMAN SACHS GROUP, INC.
[GOLDMAN SACHS LOGO]
                          Medium-Term Notes, Series B

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     You should read the accompanying prospectus supplement, which gives the specific terms of the offered notes, together with the accompanying prospectus dated June 25, 2001 and prospectus supplement dated June 25, 2001 of The Goldman Sachs Group, Inc. When you read the supplement with the specific terms of the offered notes, please note the following:

     - All references in the supplement to the "prospectus dated May 8, 2000", or to any section of that document, should refer instead to the accompanying prospectus dated June 25, 2001, or to the corresponding section of that accompanying prospectus.

     - All references in the supplement to the "prospectus supplement dated May 10, 2000", or to any section of that document, should refer instead to the accompanying prospectus supplement dated June 25, 2001, or to the corresponding section of that accompanying prospectus supplement.

     This prospectus addendum may be used in market-making transactions by affiliates of The Goldman Sachs Group, Inc.

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                              GOLDMAN, SACHS & CO.
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                    Prospectus Addendum dated June 25, 2001.